elme

Q1 2025

Earnings Release and Supplemental Information

Elme Conyers

CONTACT:	7550 Wisconsin Ave, Suite 900
Amy Hopkins	Bethesda, MD 20814
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

May 1, 2025

Elme Communities Announces First Quarter 2025 Results
Strong Same-store NOI and Occupancy Growth
Operating Initiatives Driving Higher Fee Income
Solid Rental Rate Growth

Elme Communities (the “Company” or “Elme”) (NYSE: ELME), a multifamily REIT, reported financial and operating results today for the quarter ended March 31, 2025:

Financial Results
	Three months ended March 31,
	2025	2024
Net loss per diluted share	$(0.05)	$(0.04)
Core FFO per diluted share	0.24	0.23
Operational Highlights
•Same-store multifamily NOI increased by 5.5% compared to the prior year quarter
•Same-store Average Effective Monthly Rent Per Home increased 1.7% compared to the prior year quarter
•Effective blended Lease Rate Growth was 1.9% for our Same-Store Portfolio during the quarter, comprised of effective new Lease Rate Growth of (2.0)% and effective renewal Lease Rate Growth of 5.0%
•Retention was 62% during the quarter, in line with expectations
•Same-store multifamily Average Occupancy was 94.8% during the quarter, up 0.5% compared to the prior year quarter
Balance Sheet
•Available liquidity was $324 million as of March 31, 2025, consisting of availability under the Company's revolving credit facility and cash on hand
•Annualized first quarter Net Debt to Adjusted EBITDA ratio was 5.6x
•The Company has a strong balance sheet with only $125 million of debt maturing before 2028 and no secured debt

“Our operating business delivered strong results this quarter, and demand trends across our portfolio remain solid as we head into our peak leasing season,” said Paul T. McDermott, President and CEO. “While the effects of federal workforce reductions are still evolving, we believe our emphasis on mid-market rents, which historically outperformed high-end apartments during sequestration, and our strong presence in Northern Virginia, where job growth is leading the region, position us to sustain resilient performance as the effects unfold.”

Elme Communities

First Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI increased 5.5% compared to the corresponding prior year period driven primarily by higher rental revenue and successful property tax assessment appeals. Average Occupancy for the quarter increased 0.5% from the prior year period to 94.8%.
•Other same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI decreased by 5.5% compared to the corresponding prior year period due to lower occupancy. Watergate 600 was 82.3% occupied and leased at quarter end.
Strategic Review
During the quarter, we announced that our board of trustees had initiated a formal review to evaluate strategic alternatives for Elme in an effort to maximize shareholder value. This review remains ongoing and there is no deadline or definitive timetable set for completion of this review and there can be no assurance that this process will result in Elme pursuing a transaction or any other strategic outcome.

2025 Guidance
“Elme’s managed Wi-Fi rollout is going very well and the associated income is ramping up more quickly than anticipated,” said Steven Freishtat, Executive Vice President and CFO. “Additionally, Atlanta bad debt continues to decline year-over-year, and we expect improvement in bad debt to be a larger contributor to revenue growth in 2025 than we had initially anticipated.”

Elme is reiterating its guidance for 2025. Elme expects Core FFO for 2025 to range from $0.91 to $0.97 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2025:

Full Year 2025 Outlook and Key Metrics
Core FFO per diluted share (a)	$0.91 - $0.97
Net Operating Income Assumptions
Same-store multifamily Revenue growth	2.1% - 3.6%
Same-store multifamily Expense growth	2.75% - 4.25%
Same-store multifamily NOI growth	1.5% - 3.5%
Other same-store NOI (b)	$11.5 million - $12.25 million
Additional Expense Assumptions
Property management expense	$8.75 million - $9.25 million
G&A, net of core adjustments	$25.25 million - $26.25 million
Interest expense	$37.35 million - $38.35 million
(a) Does not consider any potential future acquisitions or dispositions in 2025
(b) Consists of Watergate 600
Elme Communities' 2025 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control, including economic factors such as inflation and interest rate changes, and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2025 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2025 is as follows:

Elme Communities

	Low	High
Net loss per diluted share	$(0.17)	$(0.11)
Real estate depreciation and amortization	1.05	1.05
NAREIT FFO per diluted share	0.88	0.94
Core adjustments	0.03	0.03
Core FFO per diluted share	$0.91	$0.97

Dividends

On April 3, 2025, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on July 3, 2025 to shareholders of record on June 17, 2025.

Presentation Webcast and Conference Call Information

The First Quarter 2025 Earnings Call is scheduled for Friday, May 2, 2025 at 10:00 A.M. Eastern Time. There will also be a webcast presentation. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                1940443

The instant replay of the Earnings Call will be available until Friday, May 16, 2025. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                52224

The replay of the call will also be available on the Investors section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast will be available following the Conference Call.

About Elme Communities

Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 9,400 apartment homes in the Washington, DC metro and the Atlanta metro regions, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Elme Communities

Forward Looking Statements

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the risks associated with the outcome, objectives and timing of the strategic alternatives review, including the incurrence of costs and expenses and diversion of management’s time in connection with such review; whether our focus on mid-market rents and our higher exposure to Northern Virginia will help us maintain resilience and preserve value despite federal workforce reductions; risks related to the timing of our ability to place damaged units back in service; the risks associated with ownership of real estate in general and our real estate assets in particular; our ability to benefit from growth drivers across our Washington Metro region; the economic health of the areas in which our properties are located, particularly with respect to the greater Washington, DC metro and Sunbelt regions; risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; the risk of failure to enter into and/or complete acquisitions and dispositions; changes in the composition of our portfolio; reductions in or actual or threatened changes to the timing of federal government spending; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdowns or recessions, the impact of tariffs and trade barriers, supply chain disruptions and geopolitical conflicts); risks related to our ability to control our expenses if revenues decrease; compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; risks related to legal proceedings; risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; our ability to capture the impacts from normalizing bad debt; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2024 Form 10-K filed on February 14, 2025. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2025	2024
Revenue
Real estate rental revenue	$61,493	$59,513
Expenses
Property operating and maintenance	14,175	13,464
Real estate taxes and insurance	7,819	8,255
Property management	2,246	2,218
General and administrative	9,229	6,196
Depreciation and amortization	23,239	24,943
	56,708	55,076
Real estate operating income (loss)	4,785	4,437
Other income (expense)
Interest expense	(9,460)	(9,494)
Other income	—	1,410
	(9,460)	(8,084)
Net loss	$(4,675)	$(3,647)

Net loss	$(4,675)	$(3,647)
Depreciation and amortization	23,239	24,943
NAREIT funds from operations	$18,564	$21,296

Recurring capital improvements	(2,917)	(2,771)
Straight-line rents, net	80	15
Non-real estate depreciation & amortization of debt costs	1,271	1,170
Amortization of lease intangibles, net	(169)	(162)
Amortization and expensing of restricted share and unit compensation	1,373	1,090
Adjusted funds from operations	$18,202	$20,638
______________________________

Elme Communities

		Three Months Ended March 31,
Per share data:		2025	2024
Net loss	(Basic)	$(0.05)	$(0.04)
	(Diluted)	$(0.05)	$(0.04)
NAREIT FFO	(Basic)	$0.21	$0.24
	(Diluted)	$0.21	$0.24

Dividends paid		$0.18	$0.18

Weighted average shares outstanding - basic		88,064	87,885
Weighted average shares outstanding - diluted		88,064	87,885
Weighted average shares outstanding - diluted (for NAREIT FFO)		88,457	87,897

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Land	$383,808	$383,808
Income producing property	2,004,162	1,999,525
	2,387,970	2,383,333
Accumulated depreciation and amortization	(640,061)	(618,299)
Net income producing property	1,747,909	1,765,034
Properties under development or held for future development	30,980	30,980
Total real estate held for investment, net	1,778,889	1,796,014
Cash and cash equivalents	6,396	6,144
Restricted cash	2,556	2,465
Rents and other receivables	12,206	12,511
Prepaid expenses and other assets	27,532	28,628
Total assets	$1,827,579	$1,845,762

Liabilities
Notes payable, net	$523,061	$522,953
Line of credit	182,000	176,000
Accounts payable and other liabilities	31,082	36,293
Dividend payable	15,943	15,898
Advance rents	6,010	6,257
Tenant security deposits	6,282	6,283
Total liabilities	764,378	763,684

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 88,157 and 88,029 shares issued and outstanding, as of March 31, 2025 and December 31, 2024, respectively	882	880
Additional paid in capital	1,741,220	1,740,078
Distributions in excess of net income	(666,713)	(646,095)
Accumulated other comprehensive loss	(12,467)	(13,066)
Total shareholders' equity	1,062,922	1,081,797

Noncontrolling interests in subsidiaries	279	281
Total equity	1,063,201	1,082,078

Total liabilities and equity	$1,827,579	$1,845,762

Elme Communities

The following tables contain reconciliations of net loss to NOI and same-store NOI for the periods presented (in thousands):
	Three Months Ended March 31,
	2025	2024
Net loss	$(4,675)	$(3,647)
Adjustments:
Property management expense	2,246	2,218
General and administrative expense	9,229	6,196
Real estate depreciation and amortization	23,239	24,943
Interest expense	9,460	9,494
Other income	—	(1,410)
Total Net Operating Income (NOI)	$39,499	$37,794

Multifamily NOI:
Same-store Portfolio	$36,461	$34,570
Development	(63)	(57)
Total	36,398	34,513

Other NOI (Watergate 600)	3,101	3,281
Total NOI	$39,499	$37,794

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended March 31,
		2025	2024
Net loss		$(4,675)	$(3,647)
Add:
Real estate depreciation and amortization		23,239	24,943
NAREIT funds from operations		18,564	21,296
Add:
Other non-operating expenses(1)		3,041	—
Gain on land easements		—	(1,410)
Core funds from operations		$21,605	$19,886

		Three Months Ended March 31,
Per share data:		2025	2024
NAREIT FFO	(Basic)	$0.21	$0.24
	(Diluted)	$0.21	$0.24
Core FFO	(Basic)	$0.24	$0.23
	(Diluted)	$0.24	$0.23

Weighted average shares outstanding - basic		88,064	87,885
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		88,457	87,897

(1) Other non-operating expenses during Q1 2025 consist of advisory and legal services provided by third parties related to our previously announced formal strategic review alternatives and the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC.

Elme Communities

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (in thousands):
	Three Months Ended March 31,
	2025	2024
Net loss	$(4,675)	$(3,647)
Add/(deduct):
Interest expense	9,460	9,494
Real estate depreciation and amortization	23,239	24,943
Non-real estate depreciation	199	111
Other non-operating expenses(1)	3,041	—
Gain on land easements	—	(1,410)
Adjusted EBITDA	$31,264	$29,491

(1) Other non-operating expenses during Q1 2025 consist of advisory and legal services provided by third parties related to our previously announced formal strategic review alternatives and the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC.

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes, write-off of pursuit costs and gain on land easements. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations (“Core AFFO”) is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) expenses consisting of advisory and legal services provided by third parties related to our previously announced formal strategic alternatives review and the previously disclosed cooperation agreement, (5) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (6) write-off of pursuit costs, (7) adjustment to deferred taxes and (8) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) expenses consisting of advisory and legal services provided by third parties related to our previously announced formal strategic alternatives review and the previously disclosed cooperation agreement, (5) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (6) write-off of pursuit costs, (7) adjustment to deferred taxes and (8) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for real estate investment trusts (“REITs”), and believe it is a useful measure because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period.

Elme Communities

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, acquisition and structuring expenses, gain/loss from non-disposal activities and gain on land easements by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The “blended” rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard”. This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Elme Communities

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: “Same-store multifamily” which is comprised of our same-store apartment communities and “Other same-store” which is comprised of our Watergate 600 commercial property.

Table of Contents
March 31, 2025

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
OPERATING RESULTS	March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
Revenues
Real estate rental revenue	$61,493		$61,264		$61,055		$60,103		$59,513
Expenses
Property operating and maintenance	(14,175)		(14,727)		(14,095)		(13,996)		(13,464)
Real estate taxes and insurance	(7,819)		(8,015)		(8,163)		(7,986)		(8,255)
Property management	(2,246)		(2,233)		(2,235)		(2,175)		(2,218)
General and administrative	(9,229)		(6,281)		(6,354)		(6,138)		(6,196)
Depreciation and amortization	(23,239)		(23,623)		(23,474)		(23,895)		(24,943)
	(56,708)		(54,879)		(54,321)		(54,190)		(55,076)
Real estate operating income	4,785		6,385		6,734		5,913		4,437
Other (expense) income
Interest expense	(9,460)		(9,400)		(9,557)		(9,384)		(9,494)
Loss on extinguishment of debt	—		—		(147)		—		—
Other income	—		—		—		—		1,410
Net loss	$(4,675)		$(3,015)		$(2,970)		$(3,471)		$(3,647)
Per Share Data:
Net loss	$(0.05)		$(0.03)		$(0.03)		$(0.04)		$(0.04)
Fully diluted weighted average shares outstanding	88,064		87,955		87,930		87,910		87,885
Percentage of Revenues:
General and administrative expenses	15.0%		10.3%		10.4%		10.2%		10.4%
Net loss	(7.6)%		(4.9)%		(4.9)%		(5.8)%		(6.1)%
Ratios:
Adjusted EBITDA(1) / Interest expense	3.3	x	3.2	x	3.2	x	3.2	x	3.1	x
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 11 for the definition of Adjusted EBITDA and page 25 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Assets
Land	$383,808	$383,808	$383,808	$383,808	$383,808
Income producing property	2,004,162	1,999,525	1,986,596	1,976,127	1,966,412
	2,387,970	2,383,333	2,370,404	2,359,935	2,350,220
Accumulated depreciation and amortization	(640,061)	(618,299)	(595,533)	(573,054)	(550,421)
Net income producing property	1,747,909	1,765,034	1,774,871	1,786,881	1,799,799
Properties under development or held for future development	30,980	30,980	30,980	30,980	30,980
Total real estate held for investment, net	1,778,889	1,796,014	1,805,851	1,817,861	1,830,779
Cash and cash equivalents	6,396	6,144	4,840	5,629	4,199
Restricted cash	2,556	2,465	2,358	2,263	2,704
Rents and other receivables	12,206	12,511	12,676	12,575	12,886
Prepaid expenses and other assets	27,532	28,628	27,434	23,147	25,971
Total assets	$1,827,579	$1,845,762	$1,853,159	$1,861,475	$1,876,539
Liabilities
Notes payable, net	$523,061	$522,953	$522,914	$522,734	$522,539
Line of credit	182,000	176,000	168,000	156,000	160,000
Accounts payable and other liabilities	31,082	36,293	36,295	37,283	31,112
Dividend payable	15,943	15,898	15,906	15,905	15,888
Advance rents	6,010	6,257	4,801	5,074	4,361
Tenant security deposits	6,282	6,283	6,270	6,334	6,235
Total liabilities	764,378	763,684	754,186	743,330	740,135
Equity
Preferred shares, $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	882	880	880	880	880
Additional paid-in capital	1,741,220	1,740,078	1,739,319	1,737,941	1,736,524
Distributions in excess of net income	(666,713)	(646,095)	(627,186)	(608,310)	(588,923)
Accumulated other comprehensive loss	(12,467)	(13,066)	(14,323)	(12,651)	(12,365)
Total shareholders' equity	1,062,922	1,081,797	1,098,690	1,117,860	1,136,116
Noncontrolling interests in subsidiaries	279	281	283	285	288
Total equity	1,063,201	1,082,078	1,098,973	1,118,145	1,136,404
Total liabilities and equity	$1,827,579	$1,845,762	$1,853,159	$1,861,475	$1,876,539

NAREIT Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Funds from operations (FFO)
Net loss	$(4,675)	$(3,015)	$(2,970)	$(3,471)	$(3,647)
Real estate depreciation and amortization	23,239	23,623	23,474	23,895	24,943
NAREIT funds from operations (FFO)(1)	18,564	20,608	20,504	20,424	21,296
Loss on extinguishment of debt	—	—	147	—	—
Severance expense	—	—	13	64	—
Other non-operating expenses(2)	3,041	128	—	60	—
Gain on land easements	—	—	—	—	(1,410)
Core FFO(1)	$21,605	$20,736	$20,664	$20,548	$19,886

Allocation to participating securities(3)	(89)	(50)	(78)	(79)	(80)

NAREIT FFO per share - basic	$0.21	$0.23	$0.23	$0.23	$0.24
NAREIT FFO per share - fully diluted	$0.21	$0.23	$0.23	$0.23	$0.24

Core FFO per share - fully diluted	$0.24	$0.24	$0.23	$0.23	$0.23

Common dividend per share	$0.18	$0.18	$0.18	$0.18	$0.18

Average shares - basic	88,064	87,955	87,930	87,910	87,885
Average shares - fully diluted (for NAREIT FFO and Core FFO)	88,457	88,001	87,994	87,975	87,897

NAREIT Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Adjusted funds from operations (AFFO)(1)
NAREIT FFO(1)	$18,564	$20,608	$20,504	$20,424	$21,296
Non-cash loss on extinguishment of debt	—	—	147	—	—
Leasing commissions capitalized	—	(107)	(30)	—	—
Recurring capital improvements	(2,917)	(3,143)	(2,284)	(2,144)	(2,771)
Straight-line rent, net	80	41	26	25	15
Non-real estate depreciation and amortization of debt costs	1,271	1,303	1,326	1,259	1,170
Amortization of lease intangibles, net	(169)	(184)	(201)	(163)	(162)
Amortization and expensing of restricted share and unit compensation	1,373	1,504	1,578	1,045	1,090
AFFO(1)	18,202	20,022	21,066	20,446	20,638
Non-share-based severance expense	—	—	13	64	—
Other non-operating expenses(2)	3,041	128	—	60	—
Gain on land easements	—	—	—	—	(1,410)
Core AFFO(1)	$21,243	$20,150	$21,079	$20,570	$19,228
______________________________
(1) See “Definitions” on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Other non-operating expenses during Q1 2025 consist of advisory and legal services provided by third parties related to our previously announced formal strategic review alternatives and the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC.

(3) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of March 31, 2025	Three Months Ended
		March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Rental and other property revenues
Same-store rental and other property operations (1)	9,374	$57,007	$56,848	$56,427	$55,492	$54,871

Property operating expenses
Same-store		20,546	21,208	20,759	20,565	20,301
Development		63	58	61	57	57
Total property operating expenses		$20,609	$21,266	$20,820	$20,622	$20,358

Net Operating Income (NOI)(2)
Same-store		36,461	35,640	35,668	34,927	34,570
Development		(63)	(58)	(61)	(57)	(57)
Total NOI		$36,398	$35,582	$35,607	$34,870	$34,513

Same-store metrics
Operating margin(3)		64%	63%	63%	63%	63%
Retention		62%	69%	66%	65%	65%

Same-store effective lease rate growth
New		(2.0)%	(3.9)%	(2.2)%	(0.1)%	(2.3)%
Renewal		5.0%	4.9%	4.4%	5.4%	6.3%
Blended		1.9%	1.0%	1.8%	3.1%	2.3%
______________________________
(1) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $2.4 million, $2.4 million, $2.3 million, $2.1 million and $2.4 million for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

(2) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q1 2025	Q1 2024	% Chg	Q1 2025	Q1 2024	% Chg	Q1 2025	Q1 2024	% Chg	Q1 2025	Q1 2024	% Chg	Q1 2025	Q1 2024	% Chg
Virginia	5,550	$37,144	$35,556	4.5%	$12,176	$12,122	0.4%	$24,968	$23,434	6.5%	96.5%	96.1%	0.4%	$2,059	$1,990	3.5%
DC / Maryland	1,515	9,299	9,116	2.0%	3,376	3,304	2.2%	5,923	5,812	1.9%	94.9%	94.9%	—%	1,992	1,955	1.9%
Georgia	2,309	10,564	10,199	3.6%	4,994	4,875	2.4%	5,570	5,324	4.6%	90.6%	89.4%	1.2%	1,489	1,557	(4.4)%
Total	9,374	$57,007	$54,871	3.9%	$20,546	$20,301	1.2%	$36,461	$34,570	5.5%	94.8%	94.3%	0.5%	$1,908	$1,877	1.7%

Sequential Comparison	Apt Homes	Q1 2025	Q4 2024	% Chg	Q1 2025	Q4 2024	% Chg	Q1 2025	Q4 2024	% Chg	Q1 2025	Q4 2024	% Chg	Q1 2025	Q4 2024	% Chg
Virginia	5,550	$37,144	$36,788	1.0%	$12,176	$12,126	0.4%	$24,968	$24,662	1.2%	96.5%	96.3%	0.2%	$2,059	$2,046	0.6%
DC / Maryland	1,515	9,299	9,336	(0.4)%	3,376	3,455	(2.3)%	5,923	5,881	0.7%	94.9%	96.0%	(1.1)%	1,992	1,991	0.1%
Georgia	2,309	10,564	10,724	(1.5)%	4,994	5,627	(11.2)%	5,570	5,097	9.3%	90.6%	91.1%	(0.5)%	1,489	1,500	(0.7)%
Total	9,374	$57,007	$56,848	0.3%	$20,546	$21,208	(3.1)%	$36,461	$35,640	2.3%	94.8%	95.0%	(0.2)%	$1,908	$1,903	0.3%

______________________________
(1) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q1 2025	Q1 2024	$ Change	% Change	% of Q1 2025 Total
Controllable operating expenses(1)	$9,685	$9,184	$501	5.5%	47.2%
Real estate taxes	5,878	6,344	(466)	(7.3)%	28.6%
Utilities	3,747	3,581	166	4.6%	18.2%
Insurance	1,236	1,192	44	3.7%	6.0%
Total same-store operating expenses	20,546	20,301	245	1.2%	100.0%
Utility reimbursements	(2,368)	(2,372)	4	(0.2)%
Total same-store operating expenses, net of utility reimbursements	$18,178	$17,929	$249	1.4%

Sequential Comparison	Q1 2025	Q4 2024	$ Change	% Change	% of Q1 2025 Total
Controllable operating expenses(1)	$9,685	$10,564	$(879)	(8.3)%	47.2%
Real estate taxes	5,878	6,071	(193)	(3.2)%	28.6%
Utilities	3,747	3,331	416	12.5%	18.2%
Insurance	1,236	1,242	(6)	(0.5)%	6.0%
Total same-store operating expenses	20,546	21,208	(662)	(3.1)%	100.0%
Utility reimbursements	(2,368)	(2,364)	(4)	0.2%
Total same-store operating expenses, net of utility reimbursements	$18,178	$18,844	$(666)	(3.5)%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other

Multifamily Communities
March 31, 2025

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.1%	95.3%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	93.4%	93.2%	1%
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	96.3%	97.0%	5%
Riverside Apartments	Alexandria, VA	1222	B Value-Add	2016	1971	96.1%	96.5%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	95.9%	96.0%	4%
Park Adams	Arlington, VA	200	B Value-Add	1969	1959	95.7%	97.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	97.0%	96.9%	2%
The Paramount	Arlington, VA	135	B	2013	1984	97.0%	98.5%	2%
The Wellington	Arlington, VA	710	B Value-Add	2015	1960	97.1%	96.9%	8%
Trove	Arlington, VA	401	A	N/A	2020	95.9%	95.8%	5%
Roosevelt Towers	Falls Church, VA	191	B Value-Add	1965	1964	97.2%	96.9%	2%
Elme Dulles	Herndon, VA	328	B Value-Add	2019	2000	97.2%	97.0%	4%
Elme Herndon	Herndon, VA	283	B Value-Add	2019	1991	97.3%	97.5%	3%
Elme Leesburg	Leesburg, VA	134	B Value-Add	2019	1986	97.2%	95.5%	1%
Elme Manassas	Manassas, VA	408	B Value-Add	2019	1986	96.4%	96.3%	4%
The Ashby at McLean	McLean, VA	268	B Value-Add	1996	1982	98.9%	97.8%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	94.0%	93.2%	3%
Kenmore Apartments	Washington, DC	371	B Value-Add	2008	1948	93.8%	94.1%	3%
Yale West	Washington, DC	216	A-	2014	2011	94.2%	94.4%	3%
Maryland
Elme Bethesda	Bethesda, MD	193	B	1997	1986	96.2%	95.9%	2%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.8%	96.2%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.5%	96.3%	2%
Georgia
Elme Druid Hills	Atlanta, GA	500	B Value-Add	2023	1987	94.1%	94.2%	4%
Elme Conyers	Conyers, GA	240	B	2021	1999	90.6%	91.7%	2%

Multifamily Communities (continued)
March 31, 2025

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Georgia
Elme Marietta (3)	Marietta, GA	420	B Value-Add	2022	1975	87.9%	87.4%	2%
Elme Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	89.6%	90.5%	3%
Elme Cumberland	Smyrna, GA	270	B Value-Add	2022	1982	94.1%	91.9%	2%
Elme Eagles Landing	Stockbridge, GA	490	B Value-Add	2021	2000	88.1%	90.2%	2%
Total multifamily communities		9,374				94.8%	94.9%	92%
______________________________
(1) For the three months ended March 31, 2025.
(2) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Metrics for Elme Marietta are not adjusted for 24 down units that are currently unavailable for use due to a fire that occurred within the community on March 24, 2024. We currently anticipate these units will be placed back in service by the end of the fourth quarter. Concurrently, we are engaged with our insurance provider to determine potential insurance proceeds and coverage under our business interruption insurance.

Office Property
March 31, 2025

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	82.3%	82.3%	8%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the three months ended March 31, 2025.
(3) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Adjusted EBITDA(1)

Net loss	$(4,675)	$(3,015)	$(2,970)	$(3,471)	$(3,647)
Add/(deduct):
Interest expense	9,460	9,400	9,557	9,384	9,494
Real estate depreciation and amortization	23,239	23,623	23,474	23,895	24,943
Non-real estate depreciation	199	168	160	197	111
Severance expense	—	—	13	64	—
Other non-operating expenses(2)	3,041	128	—	60	—
Loss on extinguishment of debt	—	—	147	—	—
Gain on land easements	—	—	—	—	(1,410)
Adjusted EBITDA	$31,264	$30,304	$30,381	$30,129	$29,491
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 11 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.
(2) Other non-operating expenses during Q1 2025 consist of advisory and legal services provided by third parties related to our previously announced formal strategic review alternatives and the previously disclosed cooperation agreement with Argosy-Lionbridge Management, LLC.

Long Term Debt Analysis (Dollars in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Balances Outstanding

Unsecured
Fixed rate bonds	$398,212	$398,123	$398,034	$397,945	$397,857
Term loan(1)	124,849	124,830	124,880	124,788	124,682
Credit facility	182,000	176,000	168,000	156,000	160,000
Total	$705,061	$698,953	$690,914	$678,733	$682,539

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(2)	5.8%	4.7%	4.7%	4.7%	4.7%
Credit facility	5.3%	5.3%	5.8%	6.3%	6.3%
Weighted Average	4.9%	4.7%	4.9%	4.9%	5.0%
______________________________
(1) In the first quarter of 2023, Elme Communities entered into a $125.0 million unsecured term loan (“2023 Term Loan”) with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The original term of the 2023 Term Loan had a two-year term ending in January 2025, with two one-year extension options. In the fourth quarter of 2024, we exercised one of two one-year extension options to extend the maturity of the loan to January 10, 2026.

(2) In the first quarter of 2023, Elme Communities entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s initial maturity date of January 10, 2025. In the second quarter of 2024, we entered into two forward interest rate swap arrangements with an aggregate notional amount of $150.0 million beginning on January 10, 2025 through the loan maturity date of January 10, 2026. These forward interest rate swap arrangements effectively fix (i) a portion of our variable rate debt based on an adjusted daily SOFR at 4.72% (subject to applicable interest rate margins) and (ii) the 2023 Term Loan’s interest rate at 5.77% beginning on January 10, 2025 through the loan maturity date of January 10, 2026.

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 27).

Long Term Debt Maturities (in thousands, except average interest rates)
March 31, 2025

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2025	$—		$—		$—	—%
2026	125,000	(1)	—		125,000	5.8%
2027	—		—		—	—%
2028	50,000		182,000	(2)	232,000	5.8%
2029	—		—		—	—%
Thereafter	350,000		—		350,000	4.1%
Scheduled principal payments	$525,000		$182,000		$707,000	4.9%
Net discounts/premiums	(65)		—		(65)
Loan costs, net of amortization	(1,874)		—		(1,874)
Total maturities	$523,061		$182,000		$705,061	4.9%
Weighted average maturity = 4.1 years
______________________________
(1) In the first quarter of 2023, we entered into a $125.0 million 2023 Term Loan with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The original term of the 2023 Term Loan had a two-year term ending in January 2025, with two one-year extension options. In the fourth quarter of 2024, we exercised one of two one-year extension options to extend the maturity of the loan to January 10, 2026. In the first quarter of 2023, Elme Communities entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s initial maturity date of January 10, 2025. In the second quarter of 2024, we entered into two forward interest rate swap arrangements with an aggregate notional amount of $150.0 million beginning on January 10, 2025 through the loan maturity date of January 10, 2026. These forward interest rate swap arrangements effectively fix (i) a portion of our variable rate debt based on an adjusted daily SOFR at 4.72% (subject to applicable interest rate margins) and (ii) the 2023 Term Loan’s interest rate at 5.77% beginning on January 10, 2025 through the loan maturity date of January 10, 2026.

(2) In the third quarter of 2024, we executed an amended and restated credit agreement (the “Amended Credit Agreement”) that provides for a revolving credit facility of $500.0 million that matures in July 2028, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loan		Notes Payable
	Quarter Ended March 31, 2025	Covenant	Quarter Ended March 31, 2025	Covenant	Quarter Ended March 31, 2025	Covenant
% of Total Indebtedness to Total Assets(1)	34.9%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.1	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.9	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3) (7)	N/A	N/A	27.9%	≤ 60.0%	27.2%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.66	≥ 1.50	3.66	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3) (7)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6) (7)	N/A	N/A	27.9%	≤ 60.0%	27.2%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

(7) For the line of credit and 2023 Term Loan, Watergate 600 is valued at its undepreciated GAAP book value for Consolidated Total Asset Value and Unencumbered Pool Value.

Capital Analysis (In thousands, except per share amounts)

	Three Months Ended
	March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
Market Data

Shares Outstanding	88,157		88,029		88,010		88,011		88,003
Market Price per Share	$17.40		$15.27		$17.59		$15.93		$13.92
Equity Market Capitalization	$1,533,932		$1,344,203		$1,548,096		$1,402,015		$1,225,002

Total Debt	$705,061		$698,953		$690,914		$678,733		$682,539
Total Market Capitalization	$2,238,993		$2,043,156		$2,239,010		$2,080,748		$1,907,541

Total Debt to Market Capitalization	0.31	:1	0.34	:1	0.31	:1	0.33	:1	0.36	:1

Earnings to Fixed Charges(1)	0.5x		0.7x		0.7x		0.6x		0.6x
Debt Service Coverage Ratio(2)	3.3x		3.2x		3.2x		3.2x		3.1x

Dividend Data	Three Months Ended
	March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
Total Dividends Declared	$15,943		$15,894		$15,906		$15,916		$15,885
Common Dividend Declared per Share	$0.18		$0.18		$0.18		$0.18		$0.18
Payout Ratio (Core FFO basis)(3)	75.0%		75.0%		78.3%		78.3%		78.3%
Payout Ratio (Core AFFO basis)(4)	75.0%								81.8%
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(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the Core FFO per share. Core FFO is a non-GAAP measure. See “Definitions” on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the Core AFFO per share. Core AFFO is a non-GAAP measure. See “Definitions” on page 11 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net loss	$(4,675)	$(3,015)	$(2,970)	$(3,471)	$(3,647)
Adjustments:
Property management expense	2,246	2,233	2,235	2,175	2,218
General and administrative expense	9,229	6,281	6,354	6,138	6,196
Real estate depreciation and amortization	23,239	23,623	23,474	23,895	24,943
Interest expense	9,460	9,400	9,557	9,384	9,494
Loss on extinguishment of debt	—	—	147	—	—
Other income	—	—	—	—	(1,410)
Total Net operating income (NOI)(1)	$39,499	$38,522	$38,797	$38,121	$37,794

Multifamily NOI:
Same-store portfolio	$36,461	$35,640	$35,668	$34,927	$34,570
Development	(63)	(58)	(61)	(57)	(57)
Total	36,398	35,582	35,607	34,870	34,513
Other NOI (Watergate 600)	3,101	2,940	3,190	3,251	3,281
Total NOI	$39,499	$38,522	$38,797	$38,121	$37,794
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(1) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on the current page.